EXHIBIT 8.1
                             -----------

             LIST OF THE SUBSIDIARIES OF THE REGISTRANT

                                COUNTRY OF              INTEREST
SUBSIDIARY                    INCORPORATION             OWNERSHIP
----------                    -------------             ---------

Europe-Visions A/S         (1)   Denmark                  100.0%
EuroTrust PKI Services A/S (2)   Denmark    100.0% (Assets sold April 1, 2004)
EuroTrust Virus112 A/S     (3)   Denmark   100.0% Assets sold September 30, 2004
InAphone A/S               (4)   Denmark          60.0% Sold Jan. 1, 2005

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     (1)  Formerly known as Euro909Media A/S
     (2)  Formerly known as EuroTrust Denmark A/S.
     (3)  Formerly known as Virus112.com A/S.
     (4)  Formerly known as 909.909 A/S


      Other significant operating subsidiaries consolidated under Europe-Visions A/S and their jurisdiction of incorporation and our ownership interest in those subsidiaries at December 31, 2004:

                                            COUNTRY OF             INTEREST
SUBSIDIARY                                INCORPORATION            OWNERSHIP
----------                                -------------            ---------

Ciac A/S                                     Denmark                100.0%
Prime Vision A/S                             Denmark                100.0%
Arhustudiet A/S                              Denmark                100.0%
Publishing & Management ApS                  Denmark                 51.0%
TV Akademiet A/S                             Denmark                100.0%
Formedia A/S                                 Denmark                100.0%
Mobile Broadcasting A/S                      Denmark                100.0%